August 31, 2012

Azzad Funds

3141 Fairview Park Drive

Suite 460

Falls Church, VA  22042-4517

Re: Azzad Funds, File Nos. 333-20177 and 811-08021

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed on October 17, 2008 with Post-Effective Amendment No. 13 to the Azzad Funds’ Registration Statement (the “Registration Statement”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 21 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP